UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2016, CoreSite One Wilshire, L.L.C. (“CoreSite OW”), a Delaware limited liability company and a subsidiary of CoreSite Realty Corporation (the “Company”), entered into the Sixth Amendment to Lease (the “Sixth Amendment”) with GI TC One Wilshire, LLC (“Landlord”), which further amended the terms of the Lease, dated as of August 1, 2007, between Hines REIT One Wilshire L.P. (“Hines”), as landlord, and CoreSite OW, as tenant (such Lease, together with the Sixth Amendment and all prior amendments thereto being referred to herein, collectively, as the “Lease”).  The Lease relates to the Company’s continuing real estate operations (the “CoreSite Premises”) at 624 S. Grand Avenue, Los Angeles, California (which CoreSite Premises were sold to Landlord by Hines in 2013).

Pursuant to the Sixth Amendment, CoreSite OW and Landlord (i) extended the term of the Lease from July 31, 2017, to July 31, 2022, with respect to approximately 20,700 rentable square feet of the CoreSite Premises, increasing to approximately 157,700 the aggregate amount of rentable square feet of the CoreSite Premises regarding which the term of the Lease has been so extended to July 31, 2022 (with continuing options for CoreSite OW to so extend the Lease with respect to all of the CoreSite Premises) and (ii) modified various other terms and provisions of the Lease.

The rent paid by CoreSite OW under the Lease remains unchanged, subject to 3% annual increases through the extended term and any further extension periods.  CoreSite OW holds options to extend the term with respect to the CoreSite Premises through July 31, 2037.

The summary set forth above is qualified in its entirety by reference to the Sixth Amendment, attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description of Exhibit

10.1	Sixth Amendment to Lease, effective as of May 31, 2016, between GI TC One Wilshire, LLC and CoreSite One Wilshire, L.L.C..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016

CoreSite Realty Corporation

By:	/s/ Jeffrey S. Finnin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Sixth Amendment to Lease, effective as of May 31, 2016, between GI TC One Wilshire, LLC and CoreSite One Wilshire, L.L.C..